Exhibit 99.2

Earth Science Tech, Inc. Announces Initiatives to Advance Public Company Strategy; Expects Approximately $1.4 Million in Annualized Savings and Fiscal 2026 Net Income Growth of More Than 40%, from $3.3 Million to $4.7 Million

Outlines strategic portfolio actions, governance enhancements and capital discipline plans to support next phase of growth

MIAMI, Feb. 17, 2026 (GLOBE NEWSWIRE) — Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company focused on acquiring and scaling high-potential operating businesses, today announced that its Board of Directors and management team are pursuing a series of strategic initiatives designed to position the Company as a fully institutional-ready public company, enhance transparency and governance and align leadership incentives more closely with long-term shareholder value creation.

The initiatives follow the Company’s recent operational and regulatory milestones and reflect the next phase in Earth Science Tech’s multi-year growth strategy.

These actions build on the Company’s delivery of approximately $3.3 million in net income in the fiscal year ending March 31, 2025 and an anticipated $1.4 million in cost savings initiatives in the fiscal year ending March 31, 2026, which management believes would support approximately $4.7 million in net income on a go-forward basis, before considering any incremental upside from organic growth.

A Focused Shift Toward a Shareholder-Centric Public Company Model

“Over the past three years, Earth Science Tech has transformed from a business facing legacy financial and structural challenges into a more streamlined operating platform with accelerating revenue momentum,” said Giorgio R. Saumat, CEO and Chairman of the Board of Earth Science Tech, Inc. “The Company has now reached a meaningful inflection point, and as we enter our next phase of growth, the Board and management believe this is the right time to advance toward a fully shareholder-driven public company structure, with stronger governance, clearer accountability, and a capital allocation strategy focused on long-term shareholder value.”

Key elements of the transformation plan include:

●	Optimize the portfolio – The Company is targeting the divestiture of non-core assets to optimize capital allocation. Simultaneously, the consolidation of operating subsidiaries under unified brands is being implemented to unlock operational synergies and drive material improvements in operating margins.

●	Enhance corporate governance and transparency – The Company is expanding shareholder engagement and plans to introduce a non-binding “say-on-pay” advisory vote at an upcoming shareholder meeting following the filing of the Company’s Annual Report on Form 10-K in June 2026. While this advisory vote will provide shareholders with the opportunity to express their views on executive compensation, the Board of Directors will retain final decision-making authority.

●	Optimize Capital Structure – The Company is evaluating measures to rationalize its capital structure and further align management incentives with shareholder value. Consistent with its commitment to transparency, the Company plans to hold an advisory shareholder vote on the retirement of the Series B Preferred Stock. Mr. Saumat has voluntarily agreed to abstain from voting on this proposal to ensure the integrity of the process.

●	Reform Executive Compensation with Immediate Cost Reduction – To drive immediate cost reductions and enforce strict alignment with shareholders, the CEO and COO have voluntarily voided their employment contracts and waived key compensation components. Both executives will operate on an at-will basis, deferring the negotiation of new contracts until the conclusion of the July 2026 annual proxy to prioritize governance and shareholder feedback.

●	Adjust Board Compensation – To demonstrate immediate fiscal responsibility, the Board of Directors has voted to reduce its compensation. To prioritize governance, the Board has also agreed to postpone the negotiation of new contracts until after the July 2026 annual proxy, allowing for the integration of shareholder feedback into future agreements.

Jeff P. H. Cazeau, Independent Director and Chairman of the Audit Committee stated, “This restructuring represents a significant maturation in Earth Science Tech’s corporate governance. By voluntarily anchoring executive pay to shareholder approval and reducing near-term fixed costs, management is sending a clear signal that they are stewards of capital first and foremost. The Board fully supports this transition toward a more transparent, performance-driven compensation model.”

Saumat continued, “The timing of these transformational actions is supported by improving financial performance and increasing operating leverage across the business. We believe the underlying momentum will become increasingly evident in our financial results over time as these changes take hold and are supported by continued disciplined cost management, accelerating revenue and stronger cash generation.”

Conference Call and Webcast:

The Company will provide additionnal details on today’s news as a part of its earnings conference call and webcast to discuss its second fiscal quarter results, highlights, and outlook at 5:00pm Eastern Time. To participate in the telephone conference call please dial in at least 15 minutes prior to start time.

Date: Tuesday, February 17, 2026

Time: 5 p.m. Eastern Time

Toll Free: 1 800-450-7155 Code: 9041018#

International: +1 857-999-9155 Code: 9041018#

Live Webcast Link: https://www.cstproxy.com/earthsciencetech/earnings/2025/q3/

About Earth Science Tech, Inc. (ETST)

Earth Science Tech, Inc. is a diversified holding company focused on the health and wellness sector. Through its wholly-owned subsidiaries, ETST operates a vertically integrated portfolio that includes high-quality compounding pharmacies, telemedicine platforms, and targeted healthcare facilities. The Company currently owns RxCompoundStore.com and Mister Meds, two licensed compounding pharmacies providing sterile and non-sterile medications across a growing network of U.S. states. These operations are supported by Peaks Curative, DOConsultation.com, and Las Villas Health Care, providing patients with personalized care, telemedicine connectivity, and clinical support.

Beyond healthcare, ETST manages Avenvi, its real estate and asset management arm, and 80% of MagneChef, a direct-to-consumer brand leveraging proprietary IP for innovative kitchen products. The Company is also committed to social responsibility through the Earth Science Foundation, a non-profit dedicated to assisting patients with prescription costs.

To learn more, please visit: www.EarthScienceTech.com

Forward-Looking Statements

Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Contact:

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com